                                  EXHIBIT 10.1

                                      LEASE


         This Lease made and executed this 7th day of December, 1992 by and between H. Scott Clifton, married, hereinafter referred to as "Lessor" and The Savings Bank, an Ohio corporation, hereinafter referred to as "Lessee",
WITNESSETH:

         The Lessor does hereby let and lease unto the Lessee the Pythian Castle building on North Court Street, in the City of Circleville, Ohio, and being the entire first, second and third floors and basements of said building, said premises bearing street numbers 114, 118, and 120 North Court Street, Circleville, Ohio, bounded and described as follows: See attached Exhibit A.

         The parties hereto specifically agree that this Lease shall remain in full force and effect for a period of five (5) years, commencing on the 1st day of January, 1993, and terminating on the 31st day of December 1997, yielding and paying therefore, during the term aforesaid, the total rent of Ninety Thousand Dollars ($90,000.00), payable in equal monthly installments, each in the amount of One Thousand Five Hundred Dollars ($1,500.00), payable on the 1st day of January, 1993, and a like amount on the 1st day of each month thereafter until the expiration of the terms herein set forth.

         The parties hereto specifically agree that Lessee shall have an exclusive option to renew this lease for three (3) five (5) year periods, the first five (5) year period to cover calendar years 1998 through 2002, the second five (5) year period to cover calendar years 2003 through 2007, and the third
(3rd) five (5) year period to cover calendar years 2008 through 2012, with monthly rental during the first five (5) year option period to be One Thousand Eight Hundred Dollars ($1,800.00) per month; and with monthly rental during the second five (5) year option period to be Two Thousand One Hundred Sixty Dollars ($2,160.00) per month, and with monthly rental during the third five (5) year option period to be Two Thousand Five Hundred Ninety Two Dollars ($2,592.00).

         Said Lessee shall give Lessor written notice of Lessee's intention to renew for the first option period no later than July 1, 1997 and no later than July 1, 2002 for the second option period, and no later than July 1, 2007 for the third option period.

         The Lessee and Lessor further covenant and agree as follows, to-wit:

         1. That Lessee has assumed and knows the condition of said premises and received the same in good order and repair, and that no representations as to the condition and repair thereof have been made by Lessor or Lessor's Agents; and that Lessee will keep said premises in good repair and will keep the premises and appurtenances in a clean, safe and healthy condition according to the Circleville City ordinances, laws of the State of Ohio, and the direction of any public officer during the terms of this Lease at Lessee's own expense; and will without injury thereto, remove snow and ice from areas contiguous to said premises.

         2. That the Lessee will use and occupy said premises and appurtenances in a careful, safe and proper manner, and will not permit any structural changes of the demised premises except by the prior written consent of Lessor which consent shall not be unreasonably withheld. All alterations and additions to said premises shall remain for the benefit of the Lessor unless otherwise provided in said written consent.

         3. That the Lessee will pay for all water, electricity, gas or other energy sources used as utilities by Lessee commencing January 1, 1993, on the premises. Lessee will also pay all minor repairs and maintenance on said building including any filter changing, light bulbs, and other minor repair items. Lessee shall also pay for any and all painting or carpeting desired by Lessee during the term of this Lease on the interior of said building. Lessee further agrees to pay for and forever hold the Lessor harmless from any and all trash removal and snow removal during the term of this Lease. Lessor covenants and agrees to maintain the roof and exterior of said building and the building structure during the full term of this Lease, and Lessee shall maintain the heating and air conditioning units servicing said building. The Lessor shall also be responsible for all maintenance and repair of exterior surface areas being concrete and asphalt driving and parking areas. The Lessee shall be responsible for and shall repair all plumbing and electrical repairs.

         4. That if Lessee defaults in the payment of rent or any part thereof, or in the performance of any of its covenants or agreements hereunder, and such default shall have continued in the event of non-payment of rent, for forty-five
(45) days after it shall become due and without demand made therefore, this Lease shall terminate upon written notice from the Lessor to the Lessee, and the Lessor shall be entitled to take any and all eviction procedures necessary.

         5. That Lessee will deliver up and surrender to the Lessor possession of the premises hereby leased upon the expiration of this Lease or its termination in any way in a good condition and repair as the same shall be at the commencement of said term, loss by ordinary wear and tear and decay only excepted.

         6. That Lessor will at all times after the execution of this Lease carry fire and extended coverage insurance on the building. Lessee covenants and agrees to carry insurance on any and all contents located in the leased premises.

         7. Lessee covenants and agrees that it will protect and save and keep the Lessor harmless and indemnified against and for any penalty or damage or charges imposed for any violation of any law or ordinance, whether occasioned by the neglect of the Lessee or those holding under Lessee and that Lessee will at all times protect, indemnify and save and keep harmless the Lessor against and from all claims, loss, cost damage or expense arising out of or from any accident or other occurrence on or about the demised premises causing injury to any person or property whomsoever or whatsoever, and will protect, indemnify, save and keep harmless the Lessor against and from any and all loss, cost, damage or expense arising out of any failure of Lessee in any respect to comply with and perform all the requirements and provisions of this Lease. Lessor shall indemnify and save harmless the Lessee, from any and all EPA liens, or liens to any source, resulting from known or unknown substances being stored, leaked, or contaminating the soil, air or any other item, resulting from the storage of, use of, or location of any harmful substance used by Lessors, or lessor's agents, or Lessee prior to the execution of this Lease.

         8. Lessee agrees that at its own cost and expense, it will procure and continue in force general liability insurance covering any and all claims for injuries to persons occurring in, upon or about the demised premises during the term of this Lease, due to Lessee's negligence, such insurance at all times to be in an amount not less than Three Hundred Thousand Dollars ($300,000.00) for injury to persons per incident. Such insurance shall be written with a company or companies authorized to engage in the business of general liability insurance in the state in which the demised premises are located, and there shall be delivered to the Lessor customary insurance certifications evidencing such paid up insurance. In the event Lessee fails to furnish such policies, the Lessor may obtain such insurance and the premium on such insurance shall be deemed additional rent to be paid by the Lessee unto the Lessor upon demand.

         9. That in the event any improvements located on the leased premises shall be more than fifty percent (50%) destroyed by fire, flood, act of God, or other casualty, or by termites or other natural causes, either Lessor or Lessee upon written notice to the other party may cancel and terminate this Lease. In the event of partial destruction, if the Lessee desires, all rent and other sums payable to Lessor hereunder shall abate in the same ratio as the area of the improvements rendered unusable thereby bears to the total improvements. In the event of total destruction of improvements or of partial destruction which in the judgment of the Lessee shall make it impractical to use the demised premises, all rent and other sums payable by Lessee hereunder shall abate from the date of destruction until thirty (30) days after the day of restoration of the improvements is completed and accepted by Lessee in writing or until the date upon which the restored area of the improvements is capable of being used, whichever is earlier. If the leased premises is less than fifty percent (50%) destroyed by fire, flood, act of God, or other casualty, or by termites or other natural causes, Lessor shall as soon as practical, repair same.

         10. That all of Lessee's personal property of any kind or description which may at any time be in the demised premises shall be at Lessee's sole risk or at the risk of those claiming under Lessee, and Lessor shall not be liable for any damage to said property or loss suffered by the business or occupation of Lessee caused by water from any source whatsoever or from the bursting, overflowing, leaking of sewer or steam pipes or from the heating or plumbing fixtures or from electric wires or from gas or odors caused in any manner whatsoever, except negligence on the part of the Lessor, or by theft.

         11. That except as otherwise provided herein with regard to notices, if the Lessor defaults in the performance of any of its covenants or agreements hereunder and such default shall have continued for thirty (30) days after notice thereof shall have been given to the Lessor by the Lessee, the Lessor not having taken, within thirty (30) days, measures to correct such default, this Lease shall terminate upon notice from Lessee to the Lessor.

         12. This Lease and covenants and agreements hereunder contained shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         13. And Lessor covenants and agrees with said Lessee that said Lessee paying the rents and observing and keeping the covenants of this Lease on Lessee's part to be kept, shall lawfully, peaceably, and quietly hold and occupy said premises during said terms, without any hindrance or molestation by said Lessor.

         14. Lessee shall keep the leased premises, and restrooms, clear of all trash and refuse, and shall provide its own janitorial service.

         15. Lessee shall make no major alterations or additions in or to said premises without prior written consent of Lessor; Lessee shall permit the Lessor or agents to enter upon said premises at all reasonable times to examine or to make any repairs which Lessor may see fit to make.

         16. Lessee shall keep the sidewalks and parking areas adjacent to said premises free from ice and snow, and Lessee shall have the right to assign this Lease or sublet the premises or any part thereof without the consent of Lessor. Lessee shall further be responsible for the maintenance, upkeep and installation of any and all signs located upon the leased premises.

         17. Lessee shall pay any and all real estate taxes levied against the leased property, during the initial term, and all extensions thereof.

         18. The parties hereto specifically understand and agree that the vault and the vault door are the property of the Lessee, and shall remain so, even at the termination of this Lease at the end of the initial term, or at the end of any extension thereof.

         19. Lessee shall be responsible for any and all interior repairs and maintenance, and shall be responsible for the repair, maintenance and painting of the exterior front of the first floor only fronting on Court Street, with all other exterior, structural, and roof repairs to be at the Lessor's sole expense.

         20. Lessee shall further be granted the right to park one (1) vehicle on the east side of the leased premises, during the full term of this Lease or any extension thereof.

         21. Lessee shall be responsible for exterior maintenance and repair for the first floor only fronting upon Court Street. All other exterior maintenance, repair and painting shall be the responsibility of Lessor.

         IN WITNESS WHEREOF, THIS Lease has been duly executed under seal as of the date and year first above written.


/s/ Thomas F. Tootle                        /s/ H. Scott Clifton
------------------------------              ------------------------------
Thomas F. Tootle                            H. Scott Clifton, Lessor

/s/ Janet S. Easterday                      /s/ Karen L. Clifton
------------------------------              ------------------------------
Janet S. Easterday                          Karen L. Clifton, Lessor

                                            THE SAVINGS BANK, LESSEE

/s/ Brenda K. Fowler                        /s/ Stephen A. Gary
------------------------------              -------------------------------
Brenda K. Fowler                            BY:  Stephen A. Gary, President

STATE OF OHIO
COUNTY OF PICKAWAY, SS;

         On this 7th day of December, 1992, before me, a Notary Public in and for said County and State, personally came the within named H. Scott Clifton and Karen L. Clifton, his wife, Lessors and acknowledged the signing of the foregoing Lease to be a free and voluntary act and deed.

         Witness my official seal and signature on the day last above mentioned.

                                             /s/ Thomas F. Tootle
                                             -----------------------------------
                                             Thomas F. Tootle, Notary Public
                                             State of Ohio, Lifetime Commission
                                             Per O.R.C. Section 147.03


STATE OF OHIO
COUNTY OF PICKAWAY, SS:


         On this 7th day of December, 1992, before me, a Notary Public in and for said County and State, personally came the within named The Savings Bank, an Ohio corporation, by Stephen A. Gary, its President, Lessee, and acknowledged the signing of the foregoing Lease to be a free and voluntary act and deed.

         Witness my official seal and signature on the day last above mentioned.

                                             /s/ Thomas F. Tootle
                                             -----------------------------------
                                             Thomas F. Tootle, Notary Public
                                             State of Ohio, Lifetime Commission
                                             Per O.R.C. Section 147.03






This instrument prepared by:                YOUNG, TOOTLE & DUMM
                                            Attorneys at Law
                                            Circleville, Ohio